                                                                    Exhibit 10.3

                              EMPLOYMENT AGREEMENT

     EMPLOYMENT   AGREEMENT   dated  as  of  July  13,  2005,   by  and  between
RELATIONSERVE  MEDIA,  INC., a Nevada  corporation  with its principal office at
6700 N. Andrews Avenue,  Fort  Lauderdale,  Florida 33309 (the  "Company"),  and
DANIELLE KARP, an individual, residing at c/o RelationServe Media, Inc., 6700 N.
Andrews Avenue, Fort Lauderdale, Florida 33309 (the "Employee").

                                    RECITALS:

     WHEREAS,  the  Company  desires to employ the  Employee  for the period and under the terms and  conditions  provided in this  Agreement and the Employee is willing to accept such employment with the Company;

     NOW,  THEREFORE,  for and in  consideration  of the premises hereof and the mutual  covenants  contained  herein,  the parties hereto  covenant and agree as follows:

          1.   EMPLOYMENT.

               (a) The Company  hereby  employs the  Employee,  and the Employee hereby  accepts such  employment  with the Company,  for the period set forth in
Section 2 hereof, all upon the terms and conditions hereinafter set forth.

               (b) The  Employee  affirms  and  represents  that she is under no obligation to any former employer or other party that is in any way inconsistent with,  or that  imposes any  restriction  upon,  the  Employee's  acceptance  of employment  hereunder  with the Company,  the  employment of the Employee by the
Company, or the Employee's undertakings under this Agreement.

          2.   TERM OF EMPLOYMENT.

               (a) Unless earlier terminated as provided in this Agreement,  the term of the Employee's  employment  under this  Agreement  shall be for a period beginning  on June 17, 2005 (the  "Effective  Date") and ending on June 16, 2008
(the "Initial Term").

               (b) The term of the  Employee's  employment  under this Agreement may be renewed for additional  two-year  terms (each a "Renewal  Term") upon the expiration  of the Initial Term or any Renewal  Term upon the mutual  consent of the Employee and the Company.  The period from the Effective Date until June 16,
2008,  or, in the event  that the  Employee's  employment  hereunder  is earlier terminated as provided  herein or renewed as provided in this Section 2(b), such shorter  or  longer  period,  as the  case may be,  is  hereinafter  called  the
"Employment Term."

          3.   DUTIES; LOCATION. The Employee shall be employed as the President of the  Company  and  shall  faithfully  and  competently  perform  such  duties consistent  with such  position as the Board of Directors  of the Company  shall from time to time determine and be subject to periodic  performance  evaluations and reviews by the Board of  Directors.  In her sole  discretion,  the  Employee

                                      -1-

shall  perform  her duties at either her home  location or at the offices of the
Company  and in no  circumstances  shall the  Employee  be required to be at the offices of the Company for any minimum  period of time.  Except as may otherwise be  approved  in  advance  by the Board of  Directors,  and  except  during  the
Maternity Period (as defined herein), vacation periods and reasonable periods of absence due to  sickness,  personal  injury or other  disability  or  non-profit public service activities, the Employee shall devote part of her time throughout the  Employment  Term to the services  required of her  hereunder.  The Employee
shall  render  her  business  services   exclusively  to  the  Company  and  its
subsidiaries during the Employment Term and shall use her best efforts, judgment and energy to improve and advance the business and  interests of the Company and its subsidiaries in a manner consistent with the duties of her position.

          4.   SALARY  AND  BONUS.   As   compensation   for  the  complete  and
satisfactory  performance by the Employee of the services to be performed by her hereunder during the Employment Term:

               (a) the Company  shall pay the Employee an initial base salary at the annual rate of $100,000,  which initial base salary shall be increased by at least $25,000,  or more as the Board of Directors in its absolute discretion may determine,  on each anniversary of the Effective Date (such amount,  as annually increased,  the "Salary"). Any Salary payable hereunder shall be paid in regular intervals in accordance with the Company's  payroll  practices from time to time in effect;

               (b)  the  Company  shall  pay  to  the  Employee  such  incentive compensation and bonuses, including stock, if any, (i) as the Board of Directors in its absolute  discretion  may  determine to award the  Employee,  and (ii) to which the Employee may become  entitled  pursuant to the terms of any  incentive compensation or bonus program, plan or agreement from time to time in effect and applicable to the Employee; and

               (c) upon the  effectiveness of the Company's 2005 Incentive Plan, the Company shall recommend to the Board of Directors a grant to the Employee an option to purchase  100,000 shares of common stock,  $0.001 par value per share, of the  Company  ("Common  Stock") at a per share  exercise  price  equal to the current market price per share.

          5.   OTHER BENEFITS. During the Employment Term, the Employee shall:

               (a) be eligible to  participate in employee  fringe  benefits and pension  and/or profit sharing plans that may be provided by the Company for its senior executive  employees in accordance with the provisions of any such plans, as the same may be in effect from time to time;

               (b) be eligible to participate in any medical and health plans or other employee welfare benefit plans that may be provided by the Company for its senior executive  employees in accordance with the provisions of any such plans, as the same may be in effect from time to time;

               (c) be entitled  to two weeks'  paid  vacation in respect of each
12-month period during the Employment Term;

                                      -2-

               (d) be entitled to all paid holidays  given by the Company to its senior executive employees;

               (e) be eligible for  consideration  by the Board of Directors for awards of stock or stock  options  under any equity  incentive  plan that may be established  by the Company for its and its  subsidiaries'  key  employees,  the amount,  if any, of shares of stock or shares with respect to which  options may be  granted  to the  Employee  to be in the  sole  discretion  of the  Board  of
Directors, subject to the provisions of this Agreement;

               (f) be entitled to sick leave,  sick pay and disability  benefits in accordance with any Company policy that may be applicable to senior executive employees from time to time;

               (g) be entitled to reimbursement for all reasonable and necessary out-of-pocket  business  expenses incurred by the Employee in the performance of her duties  hereunder in accordance  with the Employee's  existing  arrangements with the Company; and

               (h) be entitled to three months' paid  maternity  leave after the birth of a child (the "Maternity Period"), at full Salary and full benefits.

          6.   CONFIDENTIAL INFORMATION.  The Employee hereby covenants,  agrees and acknowledges as follows:

               (a) The Employee has and will have access to and will participate in  the  development  of or  be  acquainted  with  confidential  or  proprietary information  and trade  secrets  related to the  business of the Company and any present and future subsidiaries or affiliates of the Company  (collectively with the Company, the "Companies"),  including but not limited to (i) customer lists;
the identity,  lists or descriptions of any new customers,  referral  sources or
organizations;   financial   statements;   cost   reports  or  other   financial
information; contract proposals or bidding information; business plans; training and operations methods and manuals;  personnel records; software programs; email databases;  reports  and  correspondence;  and  management  systems  policies or procedures,  including related forms and manuals; (ii) information pertaining to future  developments such as future marketing or acquisition plans or ideas, and potential new business and (iii) all other tangible and intangible property that are used in the business and operations of the Companies.  The  information  and trade secrets relating to the business of the Companies described hereinabove in this paragraph (a) are hereinafter referred to collectively as the "Confidential
Information," provided that the term Confidential  Information shall not include any information (x) that is or becomes generally  publicly available (other than as a result of violation of this  Agreement by the Employee or the  violation of an  agreement  of like  tenor by any  other  person or  entity)  or (y) that the
Employee  receives  on a  nonconfidential  basis from a source  (other  than the
Companies or their  representatives)  that is not known by her to be bound by an obligation of secrecy or confidentiality to any of the Companies.

               (b) The Employee shall not disclose, use or make known for her or
another's  benefit  any  Confidential   Information  or  use  such  Confidential
Information  in any way,  except as is in the best interests of the Companies in

                                      -3-

the performance of the Employee's duties under this Agreement.  The Employee may disclose Confidential  Information when required by a third party and applicable law or judicial  process,  but only after providing (i) immediate  notice to the
Company at any third party's  request for such  information,  which notice shall include the Employee's intent with respect to such request,  and (ii) sufficient opportunity for the Company to challenge or limit the scope of the disclosure on behalf of the Companies, the Employee or both.

               (c) Upon  termination of her employment  with the Company for any reason,  the Employee  shall  forthwith  return to the Company all  Confidential
Information in whatever form maintained (including, without limitation, computer discs and other electronic media).

          7.   TERMINATION.

               (a) The Employee's  employment hereunder shall be terminated upon the occurrence of any of the following:

                    (i) the death of the Employee;

                    (ii) the  Employee's  inability  to  perform  her  duties on account of disability or incapacity for a period of 180 or more days, whether or not consecutive, within any period of 12 consecutive months;

                    (iii) the Company giving written notice, at any time, to the
Employee  that the  Employee's  employment is being  terminated  for "cause" (as defined below); or

                    (iv) the Company giving written notice,  at any time, to the
Employee that the Employee's  employment is being terminated other than pursuant to clause (i), (ii) or (iii) above.

     The  following  actions,  failures and events by or affecting  the Employee shall  constitute  "cause" for  termination  within the meaning of clause  (iii)
above:  (A) an indictment  for or conviction of the Employee of, or the entering of a plea of nolo contendere by the Employee with respect to, having committed a felony, (B) abuse of controlled substances or alcohol, (C) acts of dishonesty or moral  turpitude  by the  Employee  that are  detrimental  to one or more of the
Companies, (D) willful misconduct of the Employee to perform any material duties hereunder or gross negligence of the Employee in the performance of such duties,
(E)  failure  by the  Employee  to obey the  reasonable  and  lawful  orders and policies of the Board of Directors  that are  consistent  with the provisions of this Agreement or (F) breach by the Employee of any provision of this Agreement.

               (b) Notwithstanding anything to the contrary expressed or implied herein,  except as  required  by  applicable  law,  the  Companies  shall not be obligated to make any payments to the Employee or on her behalf of whatever kind or  nature  by  reason  of the  termination  of the  Employment  Term (i) by the
Employee  (except in the case of the breach of this Agreement by the Company) or
(ii) pursuant to clause (i), (ii) or (iii) of Section 7(a) above, other than (x)
such amounts, if any, of her Salary and additional compensation payable pursuant

                                      -4-

to Section 4(b) hereof as shall have accrued and remained  unpaid as of the date of said  termination  and (y)  such  other  amounts,  if any,  that  may be then otherwise  payable  to the  Employee  pursuant  to the  terms  of the  Company's benefits plans or pursuant to Section 5(g) hereof.

               (c) If the Company  terminates  Employee's  employment  hereunder pursuant to clause (iv) of Section 7(a),  the Company  shall  continue to pay to the  Employee  her  Salary  (at the  rate in  effect  immediately  prior to such termination)  through the  earlier of (i) the twelve  month  anniversary  of the
Employee's termination or (ii) the expiration of, as the case may be, either the
Initial  Term or the then current  Renewal  Term.  In  addition,  any options or
Common Stock granted under this  Employment  Agreement shall vest on the date of such termination.

               (d) In the  event of the death of the  Employee  at any time when she is entitled to receive  payments  under  Section 7(c) hereof,  such payments shall be made to the estate of the Employee or if the Employee has  designated a
beneficiary  to  receive  such  payments   under  Section  8  hereof,   to  such
beneficiary.

               (e) No interest  shall  accrue on or be paid with  respect to any portion of any payments hereunder.

          8.   ASSIGNABILITY.

               (a) Neither this  Agreement  nor any right or interest  hereunder
shall  be   assignable   by  the   Employee  or  her   beneficiaries   or  legal
representatives without the Company's prior written consent; provided,  however, that nothing in this Section 8(a) shall preclude the Employee from designating a beneficiary  to  receive  any  benefit  payable  hereunder  upon  her  death  or incapacity.

               (b) Except as required by law, no right to receive payments under this Agreement shall be subject to anticipation,  commutation, alienation, sale, assignment,  encumbrance,  charge,  pledge,  or  hypothecation  or to exclusion, attachment,  levy or similar  process or to  assignment by operation of law, and any attempt, voluntary or involuntary,  to effect any such action shall be null, void and of no effect.

          9.   RESTRICTIVE COVENANTS.

               (a)  During  the  Employment  Term  and,  in the  event  that the
Employee's employment is terminated for any reason (including the non-renewal of this  Agreement in  accordance  with  Section  2(b) above),  during the 12-month period following such termination, for herself or on behalf of any other person, firm or entity, the Employee will not directly or indirectly:

                    (i) induce or attempt to induce any  employee  of any of the
Companies to leave the employ of the Companies or in any way interfere  with the relationship between any of the Companies and any employee thereof;

                                      -5-

                    (ii) call on or contact  any  supplier  or  customer  of the
Companies or any agent of the Companies for the purpose of soliciting, diverting or taking away any such supplier, customer or agent from the Companies; and

                    (iii) hire, engage,  send any work to, place orders with, or in any manner be associated  with any  supplier,  contractor,  subcontractor  or business  relation of any of the  Companies  if such action by her would have an adverse effect on the business,  assets, financial condition or prospects of any of the Companies,  or interfere with the relationship between any such person or entity and any of the Companies.

               (b) In connection  with the foregoing  provisions of this Section
9, the Employee  represents that her experience,  capabilities and circumstances are such that such  provisions  will not prevent her from earning a  livelihood.
The Employee  further  agrees that the  limitations  set forth in this Section 9
(including,  without  limitation,  time limitations)  constitute the "legitimate business  interests"  of the  Companies  within the meaning of Florida  Statutes
542.335 and are hereby  conclusively  agreed to be legally sufficient to support such  covenants.  Such  "legitimate  business  interests"  include  but  are not
necessarily  limited  to  trade  secrets;   valuable  confidential  business  or
professional  information  that  does not  legally  qualify  as  trade  secrets;
substantial  relationships  with specific  prospective or existing  customers or clients;  customer or client good will associated with an ongoing  business,  by way of trade  name,  trademark,  service  mark or "trade  dress",  in a specific geographic location and a specific marketing or trade area; and extraordinary or specialized  training.  It is  further  acknowledged  and  agreed  that all such restrictive  covenants set forth above are  reasonably  necessary to protect the legitimate  business  interests  of the  Companies  and  are  not  overbroad  or unreasonable.  It is  acknowledged  and agreed that the Company is  specifically
relying  upon  the  foregoing   statements  in  entering  into  this  Employment
Agreement.  It is  understood  that the  covenants  made by the Employee in this
Section 9 (and in Section 6 hereof) shall survive the  expiration or termination of this Agreement.

          10.  REMEDIES.  The Employee acknowledges that a remedy at law for any breach or threatened breach of the provisions of Sections 6 or 9 hereof would be inadequate,  that the Company  would be  irreparably  injured by such breach and that, therefore,  the Company shall be entitled to injunctive relief in addition to any  other  available  rights  and  remedies  in case of any such  breach  or threatened breach, without the necessity of posting a bond or proving damages.

          11.  BINDING  EFFECT.  Without  limiting or diminishing  the effect of
Section 8 hereof,  this  Agreement  shall inure to the benefit of and be binding
upon  the  parties  hereto  and  their  respective  heirs,   successors,   legal
representatives and assigns.

          12.  NOTICES.  All notices that are required or may be given  pursuant to the terms of this  Agreement  shall be in writing and shall be  sufficient in all respects if given in writing and (i)  delivered  personally,  (ii) mailed by certified or registered mail, return receipt  requested and postage prepaid,  or
(iii)  sent  via a  responsible  overnight  courier,  to the  parties  at  their respective  addresses set forth above,  or to such other address or addresses as either party shall have  designated  in writing to the other party  hereto.  The date of the giving of such notices  delivered  personally or by carrier shall be the date of their  delivery  and the date of giving of such notices by certified or registered mail shall be the date five days after the posting of the mail.

                                      -6-

          13.  LAW GOVERNING AND VENUE.  This Agreement shall be governed by and construed in accordance with the laws of the State of Florida,  except that body of law  relating  to choice of laws.  In  addition,  any legal  suit,  action or proceeding  arising  out of or relating to this  Employment  Agreement  shall be instituted  exclusively  in the federal or state courts in the state of Florida,
Broward  County,  and each party  waives any  objection to the venue of any such suit,  action or  proceeding  and the right to assert  that such  forum is not a convenient  forum, and irrevocably  consents to the jurisdiction of such federal or state  courts in the state of  Florida,  Broward  County,  in any such  suit, action or proceeding.

          14.  SEVERABILITY.   In  the  event   that  any  court  of   competent
jurisdiction  shall  finally hold that any provision of Section 6 or 9 hereof is void or constitutes an unreasonable restriction against the Employee,  Section 6 or 9, as the case may be,  shall not be  rendered  void,  but shall  apply  with respect to such  extent as such court may  judicially  determine  constitutes  a reasonable  restriction under the  circumstances,  and, in such connection,  the parties hereto  authorize any such court to modify or sever any such  provision, including  without  limitation,  any such  provision  relating to  duration  and geographical  area, to the extent deemed necessary or appropriate by such court.
If any part of this  Agreement  other than  Section 6 or 9 is held by a court of competent jurisdiction to be invalid,  illegal or incapable of being enforced in whole or in part by reason of any rule of law or public policy,  such part shall be deemed to be severed  from the  remainder of this  Agreement  for the purpose only of the particular legal proceedings in question and all other covenants and provisions of this Agreement shall in every other respect continue in full force and effect and no covenant or provision shall be deemed dependent upon any other covenant or provision.

          15.  WAIVER.  Failure to insist upon strict compliance with any of the terms, covenants or conditions hereof shall not be deemed a waiver of such term, covenant or condition,  nor shall any waiver or  relinquishment  of any right or power hereunder at any one or more times be deemed a waiver or relinquishment of such right or power at any other time or times.

          16.  ENTIRE AGREEMENT;  MODIFICATIONS.  This Agreement constitutes the entire  agreement of the parties with respect to the subject  matter  hereof and supersedes all prior  agreements,  oral and written,  between the parties hereto with respect to the subject  matter  hereof.  This  Agreement may be modified or amended only by an instrument in writing signed by both parties hereto.

          17.  SURVIVAL  OF   PROVISIONS.   Neither  the   termination  of  this
Agreement, nor of Employee's employment hereunder,  shall terminate or affect in any manner any  provision  of this  Agreement  that is  intended by its terms to survive such  termination,  including  without  limitation,  the  provisions  of
Sections 4 to 7 inclusive and Sections 9 and 11 hereof.

          18.  COUNTERPARTS.  This  Agreement  may be  executed  in two or  more counterparts,  each of  which  shall be  deemed  an  original,  but all of which together shall constitute one and the same instrument.

                            [Signature Page Follows]

                                      -7-

                        [SIGNATURE PAGE TO DANIELLE KARP]

     IN WITNESS  WHEREOF,  the Company and the Employee  have duly  executed and delivered this Agreement as of the day and year first above written.

                                  RELATIONSERVE MEDIA, INC.

                                  By: /s/ Mandee Heller Adler
                                      ---------------------------
                                      Name:  Mandee Heller Adler
                                      Title: Chief Executive Officer

                                  /s/ Danielle Karp
                                  ----------------------------------
                                  Danielle Karp